UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2010

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on June 3, 2010. Holders of an aggregate of 44,175,899 shares of our Common Stock were entitled to vote at the meeting, of which 17,402,491 were present in person or represented by proxy. At the Annual Meeting on June 3, 2009, our stockholders voted as follows:

Proposal One. The election of two directors to serve for the ensuing three years until their respective successors are elected and qualified.

Name of Nominee	Total Votes For	Total Votes Withheld
Gerhard Waldheim	9,288,735	6,475,571
A. Collier Smyth, M.D.	9,286,056	6,478,250

There were 1,638,185 broker non-votes. The Stockholders reelected, by a plurality of the votes cast, Gerhard Waldheim and A. Collier Smyth, M.D. to the Board of Directors of EpiCept. They will serve until the Annual Meeting of Stockholders in 2013 and until their successors are elected and qualify.

Proposal Two. The ratification of the selection by the Audit Committee of EpiCept’s Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2010.

Total Votes For	Total Votes Against	Total Votes Abstained	Broker Non-Votes
11,607,932	100,285	5,694,274	—

The appointment of Deloitte & Touche LLP was ratified. A majority of votes cast was required for approval.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

June 8, 2010	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer